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                                                                    EXHIBIT 3.22

                            CERTIFICATE OF FORMATION
                                       OF
                    KERRVILLE COMMUNICATIONS ENTERPRISES, LLC

         FIRST:   The name of the limited liability company formed hereby is:

                    Kerrville Communications Enterprises, LLC

         SECOND: The principal office address shall be 103 Foulk Road, Suite 200, Wilmington, DE 19803, and whose registered agent shall be Corporation Service Company ("CSC") and whose address is: 2711 Centerville Road, Suite 400, Wilmington, DE 19808.

         THIRD: The purpose of the company is to engage in any lawful act or activity for which a limited liability company may be organized under the Delaware Limited Liability Company Act.

         FOURTH: The company shall be managed by its managers in accordance with the terms of its limited liability company agreement.

         FIFTH: No member of the company shall be obligated personally for any debt, obligation or liability of the company solely by reason of being a member of the company. The failure to observe any formalities relating to the business or affairs of the company shall not be grounds for imposing personal liability on any member for the debts, obligations or liabilities of the company.

         SIXTH: The company reserves the right to amend or repeal any provision contained herein in the manner now or hereafter prescribed by law and in the company's limited liability company agreement.

         THE UNDERSIGNED, as an authorized person, hereby executes this Certificate of Formation for the purpose of forming a limited liability company under the Act (6 DEL. C. ss. 18-101 ET SEQ.) The undersigned hereby declares that to the best of the undersigned's knowledge and belief, the facts stated above are true, and accordingly executes this Certificate of Formation as of December 31, 2002.

                                         /S/ WILLIAM M. OJILE, JR.
                                         --------------------------------------
                                         William M. Ojile, Jr.
                                         Secretary of Kerrville Communications
                                         Corporation